Exhibit 26(a)(ii)

Articles and Plan of Agreement of Merger between Life Investors Insurance Company of America and

Transamerica Life Insurance Company

ARTICLES OF MERGER

OF

TRANSAMERICA LIFE INSURANCE COMPANY

AN IOWA CORPORATION

AND

LIFE INVESTORS INSURANCE COMPANY OF AMERICA

AN IOWA CORPORATION

Pursuant to the provisions of Section 490.1102 of the Iowa Business Corporation Act, Transamerica Life Insurance Company, an Iowa corporation (“TLIC”), hereby merges Life Investors Insurance Company of America, an Iowa corporation (“LIICA”) into TLIC on the following terms and conditions:

1.	TLIC and LIICA are hereby merged in accordance with the terms of, and in the manner set forth in, the Plan of Merger attached hereto as Exhibit A and incorporated herein by reference, effective October 2, 2008. The name of the surviving corporation is “Transamerica Life Insurance Company”. The Articles of Incorporation of TLIC shall continue as the Articles of Incorporation of the surviving corporation.

2.	The Plan of Merger was approved by resolution adopted by the Boards of Directors of TLIC and LIICA and by resolution adopted by the Shareholders of TLIC and LIICA, and the performance of its terms were duly authorized by all action required by the laws of the State of Iowa and by the articles of incorporation of LIICA and TLIC.

3.	LIICA has Common Stock outstanding, par value $2.48 per share, all of which are owned by AEGON USA, LLC. There are no shares of any other class of capital stock of LIICA outstanding.

4.	TLIC has Common Stock outstanding, par value $10.00 per share, all of which are owned by Transamerica International Holdings, Inc., and Series B Preferred Stock outstanding, par value $10.00 per share, which are owned by AEGON USA, LLC and Transamerica Corporation.

5.	The executed Plan of Merger is on file at the principal place of business of TLIC, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499.

CORPORATE SEAL	TRANSAMERICA LIFE
Attest:	INSURANCE COMPANY

/s/ Craig D. Vermie	By:	/s/ Brenda K. Clancy
Craig D. Vermie		Brenda K. Clancy
Secretary		President Date: 7-2-08

CORPORATE SEAL	LIFE INVESTORS INSURANCE
Attest:	COMPANY OF AMERICA

/s/ Craig D. Vermie	By:	/s/ Timothy F. Kneeland
Craig D. Vermie		Timothy F. Kneeland
Secretary		President Date: 6-30-08

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I, LuAnn Roby, a Notary Public, do hereby certify that on July 2, 2008, personally appeared before me Brenda K. Clancy, who being by me first duly sworn, declared that she is the President of Transamerica Life Insurance Company, that she signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)	/s/ LuAnn Roby
Notary Public
My Commission Expires: 4-8-2010

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I, LuAnn Roby, a Notary Public, do hereby certify that on June 30, 2008, personally appeared before me Timothy F. Kneeland, who being by me first duly sworn, declared that he is the President of Life Investors Insurance Company of America, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)	/s/ LuAnn Roby
Notary Public
My Commission Expires: 4-8-2010

EXHIBIT A

PLAN OF MERGER

OF

LIFE INVESTORS INSURANCE COMPANY OF AMERICA

AN IOWA CORPORATION

INTO

TRANSAMERICA LIFE INSURANCE COMPANY

AN IOWA CORPORATION

1. The name of the corporation to be merged is Life Investors Insurance Company of America (“LIICA”), an Iowa corporation incorporated on September 26, 1930. The name of the corporation into which LIICA will merge is Transamerica Life Insurance Company (“TLIC”), an Iowa corporation incorporated on April 14, 1961.

2. LIICA has Common Stock outstanding, par value of $2.48 each, all of which are owned by AEGON USA, LLC. TLIC has Common Stock outstanding, par value of $10.00 each, all of which are owned by Transamerica International Holdings, Inc. (“TIHI”); and Series B Preferred Stock outstanding, par value of $10.00 each, which are owned by AEGON USA, LLC and Transamerica Corporation. TLIC, LIICA, AEGON USA, LLC, TIHI, and Transamerica Corporation are affiliated corporations within the same insurance holding company system.

3. The name of the surviving corporation shall be “Transamerica Life Insurance Company”. The Articles of Incorporation of TLIC shall continue as the Articles of Incorporation of the surviving corporation. The Bylaws of TLIC shall continue as the Bylaws of the surviving corporation.

4. The officers and board of directors of TLIC shall continue in office until their successors are duly elected and qualified under the provisions of the Bylaws of TLIC.

5. This merger of LIICA with and into TLIC is intended to be a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986.

LIICA stock shall be deemed cancelled by operation of law. Therefore, in exchange for its agreement to merge LIICA into TLIC, AEGON USA, LLC shall receive TIHI Common Stock equal in value to the fair market value of the LIICA Common Stock that is deemed cancelled.

6. The merger shall become effective on October 2, 2008, or such later date when the necessary regulatory approvals have been obtained, including the approval of the Iowa Insurance Division.

CORPORATE SEAL	TRANSAMERICA LIFE
Attest:	INSURANCE COMPANY

/s/ Craig D. Vermie	By:	/s/ Brenda K. Clancy
Craig D. Vermie		Brenda K. Clancy
Secretary		President Date: 7-2-08

CORPORATE SEAL	LIFE INVESTORS INSURANCE
Attest:	COMPANY OF AMERICA

/s/ Craig D. Vermie	By:	/s/ Timothy F. Kneeland
Craig D. Vermie		Timothy F. Kneeland
Secretary		President Date: 6-30-08

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I, LuAnn Roby, a Notary Public, do hereby certify that on July 2, 2008, personally appeared before me Brenda K. Clancy, who being by me first duly sworn, declared that she is the President of Transamerica Life Insurance Company, that she signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)	/s/ LuAnn Roby
Notary Public
My Commission Expires: 4-8-2010

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I, LuAnn Roby, a Notary Public, do hereby certify that on June 30, 2008, personally appeared before me Timothy F. Kneeland, who being by me first duly sworn, declared that he is the President of Life Investors Insurance Company of America, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)	/s/ LuAnn Roby
Notary Public
My Commission Expires: 4-8-2010